CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of Enertopia Corporation on Form S-8 of our report dated November 29, 2012, relating to the consolidated financial statements of Enertopia Corporation appearing in the Annual Report on Form 10-K/A of Enertopia Corporation for the year ended August 31, 2012.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ MNP LLP
MNP LLP

Vancouver, British Columbia, Canada
January 13, 2013